                                                                  Exhibit 99.14


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" in the combined Proxy/Prospectus dated June 22, 2003 filed on Form N-14 for MFS Trust VI and "Independent Auditors and Financial Statements" in the Statement of Additional Information dated June 22, 2003 which is incorporated by reference in the combined Proxy/Prospectus, and to the incorporation by reference of our report dated October 11, 2002, with respect to the financial statements and financial highlights included in the August 31, 2002 MFS Global Asset Allocation Fund (one of a series constituting MFS Series Trust I) and our report dated December 6, 2002, with respect to the financial statements and financial highlights included in the October 31, 2002 MFS Global Total Return Fund (one of a series constituting MFS Series Trust VI), which Prospectuses, Statements of Additional Information, and Annual Reports to Shareholders are incorporated by reference in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of MFS Trust VI.


                                              ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 2003